Exhibit 99.1

CHARLES & COLVARD REPORTS FOURTH QUARTER
AND FISCAL YEAR 2020 FINANCIAL RESULTS

- Generated Positive Operating Cash Flow of $1.8 Million in Q4 2020 -

- Delivered Q4 2020 Gross Margin % Performance of 41% -

- Maintained Strong Balance Sheet and Liquidity -

- Conference Call with Accompanying Slide Presentation Scheduled Today at 4:30 PM ET -

FOR IMMEDIATE RELEASE

RESEARCH TRIANGLE PARK, NC – September 3, 2020 – Charles & Colvard, Ltd. (Nasdaq:CTHR) (the “Company”), the original and leading worldwide source of created moissanite, reported financial results for the fourth quarter and fiscal year ended June 30, 2020. For the fourth quarter of fiscal 2020, the Company reported net sales of $4.4 million and net loss of $1.0 million, or $0.04 loss per diluted share, which includes the non-recurring impact of severance and stock-based compensation from the Company’s CEO transition and severance cost for the reduction in staff. For the fiscal year ended June 30, 2020, the Company reported net sales of $29.2 million and net loss of $6.2 million, or $0.22 loss per diluted share, which includes the impact of $5.3 million related to the write-off of legacy material inventory.

“During this quarter, despite these trying times, we were able to generate positive operating cash flow by taking proactive measures to contract and realign our business,” said Don O’Connell, President and CEO of Charles & Colvard. “We rightsized the business across all functional areas including reorganizing the management team, reducing staff and pivoting our marketing and advertising efforts. We were able to capitalize on our in-stock inventory position to support multiple online channels that saw a growing demand as the traditional retail landscape shifted due to the impacts of COVID-19. Due to these efforts, we began to see positive trends in June, which helped mitigate the continued impact of global shutdowns during the previous months. For the full year, our Online Channels segment and finished jewelry sales drove nearly 60% of revenue, led by our Forever OneTM, Moissanite by Charles & Colvard® and Signature Collection brands.”

“As we look forward, we plan to execute strategies focused on driving shareholder value. With our solid cash reserves, healthy balance sheet, and dedicated team, we believe we are poised to capitalize on the recent momentum and increase our market share in the ever-expanding lab-grown space. We plan to increase brand awareness, expand our product offerings, and grow our digital footprint in our quest to become an industry leading fine jewelry company. We are committed to delivering financial performance through operational excellence and timely strategic actions,” Mr. O’Connell concluded.

Recent Corporate Highlights

•	Appointed Don O’Connell to the position of President and Chief Executive Officer, effective June 1, 2020;

•	Added new retailer, Hudson’s Bay, the iconic Canadian department store, providing an assortment of fine jewelry featuring Moissanite by Charles & Colvard® gemstones for the retailer’s robust digital audience on TheBay.com;

•	Received $965,000 loan pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act;

•	Introduced the Virtual Bridal Ring Consultation service, which enables customers to request an individualized online shopping session with one of Charles & Colvard’s bridal jewelry experts;

•	Created the National Women’s Soccer League National Championship rings and serves as the official jewelry sponsor of the North Carolina Courage professional women's soccer team; and

•	Presented at Planet MicroCap Showcase Virtual Investor Conference and Diamond Equity Research Virtual Emerging Growth Invitational.

Financial Summary for Fourth Quarter Fiscal 2020
(Quarter Ended June 30, 2020 Compared to Quarter Ended June 30, 2019)

•	Net sales were $4.4 million for the quarter, a decrease of 42% compared with $7.6 million in the year-ago quarter.

•	In the Online Channels segment, which consists of e-commerce outlets including charlesandcolvard.com, third-party online marketplaces, drop-ship retail and other pure-play, exclusively e-commerce outlets, net sales totaled $3.0 million, for a decrease of 18%, representing 68% of total net sales for the quarter, compared with $3.6 million, or 48% of total net sales in the year-ago quarter.

•	In the Traditional segment, which consists of wholesale and retail customers, net sales totaled $1.4 million, for a decrease of 64%, representing 32% of total net sales for the quarter, compared with $4.0 million, or 52% of total net sales, in the year-ago quarter.

•	Finished jewelry net sales were $3.0 million for the quarter, a decrease of 20% compared with $3.7 million in the year-ago quarter.

•	Loose jewel net sales were $1.4 million for the quarter, a decrease of 63% compared with $3.9 million in the year-ago quarter.

•	Operating expenses were $2.8 million for the quarter, compared to $3.2 million in the year-ago quarter.

•	Net loss was $1.0 million, or $0.04 loss per diluted share for the quarter. This compared with net income of $162,000, or $0.01 earnings per diluted share, in the year-ago quarter.

•	Weighted average shares outstanding on a diluted basis was 28.7 million for the quarter, compared to 23.7 million in the year-ago quarter.

Financial Summary for Fiscal Year 2020

•	Net sales were $29.2 million for the fiscal year ended June 30, 2020, a decrease of 9% compared with $32.2 million in the year-ago period.

•	In the Online Channels segment, net sales increased 2% to $16.6 million, representing 57% of total net sales, for the fiscal year ended June 30, 2020, compared with $16.3 million, representing 51% of total net sales, in the year-ago period.

•	In the Traditional segment, net sales totaled $12.6 million, for a decrease of 21%, representing 43% of total net sales, for the fiscal year ended June 30, 2020, compared with $15.9 million, representing 49% of total net sales, in the year-ago period.

•	Finished jewelry net sales were $16.8 million for the fiscal year ended June 30, 2020, an increase of 9% compared with $15.5 million in the year-ago period.

•	Loose jewel net sales were $12.4 million for the fiscal year ended June 30, 2020, a decrease of 26% compared with $16.8 million in the year-ago period.

2

•	Cost of goods sold was $21.2 million for the fiscal year ended June 30, 2020, which included $5.3 million related to the write-off of legacy material inventory, compared to $17.4 million in the year-ago period.

•	Operating expenses were $14.3 million for the fiscal year ended June 30, 2020, compared to $12.6 million in the year-ago period.

•	Net loss was $6.2 million, or $0.22 loss per diluted share, for the fiscal year ended June 30, 2020, including the impact of the write-off of legacy material inventory. This compared with net income of $2.3 million, or $0.10 per diluted share, in the year-ago period.

•	Weighted average shares outstanding on a diluted basis was 28.6 million for the fiscal year ended June 30, 2020, compared to 22.1 million in the year-ago period.

Financial Position

Cash, cash equivalents and restricted cash totaled $14.6 million at June 30, 2020, representing an increase of $1.6 million from $13.0 million at June 30, 2019. Total inventory was $30.6 million at June 30, 2020, compared with $33.7 million at June 30, 2019. Total debt outstanding was $1.0 million at June 30, 2020, compared to none at June 30, 2019.

Investor Conference Call

Charles & Colvard will host an investor conference call and webcast presentation to discuss its financial results for the fourth quarter and fiscal year ended June 30, 2020 at 4:30 p.m. ET on Thursday, September 3, 2020. The investor conference call and accompanying presentation slides will be webcast live on the Internet and can be accessed in the Investor Relations section of the Company's website at https://ir.charlesandcolvard.com/events.

To participate via telephone, callers should dial 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and ask to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. ET on Thursday, September 3, 2020.

A replay of this conference call will be available until September 10, 2020 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10147035. The call will also be available for replay in the Investor Relations section of the Company’s website at https://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq:CTHR) believes that fine jewelry can be accessible, beautiful, and conscientious. As an e-commerce driven business, the Company brings revolutionary gemstones and jewelry to market through the use of innovative technology and direct-to-consumer engagement. Charles & Colvard is the original pioneer of lab-created moissanite, a rare gemstone formed from silicon carbide. Consumers seek Charles & Colvard fashion, bridal and fine jewelry because of its exceptional quality, incredible value and shared beliefs in environmental and social responsibility. Charles & Colvard was founded in 1995 and is based in North Carolina’s Research Triangle Park. For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

3

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, (1) our business, financial condition and results of operations could continue to be adversely affected by an ongoing COVID-19 pandemic and related global economic conditions; (2) our future financial performance depends upon increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; (3) the execution of our business plans could significantly impact our liquidity; (4) our business and our results of operations could be materially adversely affected as a result of general and economic conditions; (5) the financial difficulties or insolvency of one or more of our major customers or their lack of willingness and ability to market our products could adversely affect results; (6) we face intense competition in the worldwide gemstone and jewelry industry; (7) we are subject to certain risks due to our international operations, distribution channels and vendors; (8) our business and our results of operations could be materially adversely affected as a result of our inability to fulfill orders on a timely basis; (9) we are currently dependent on a limited number of distributor and retail partners in our Traditional segment for the sale of our products; (10) we rely on assumptions, estimates, and data to calculate certain of our key metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; (11) our failure to maintain compliance with The Nasdaq Stock Market’s continued listing requirements could result in the delisting of our common stock; (12) we may experience quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; (13) seasonality of our business may adversely affect our net sales and operating income; (14) our operations could be disrupted by natural disasters; (15) our loan, pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act as administered by the U.S. Small Business Administration may not be forgiven or may subject us to challenges and investigations regarding qualification for the loan; (16) we may not be able to adequately protect our intellectual property, which could harm the value of our products and brands and adversely affect our business; (17) negative or inaccurate information on social media could adversely impact our brand and reputation; (18) we depend on an exclusive supply agreement, or the Supply Agreement, with Cree, Inc., for substantially all of our silicon carbide, or SiC, crystals, the raw materials we use to produce moissanite jewels; if our supply of high-quality SiC crystals is interrupted, our business may be materially harmed; (19) sales of moissanite jewelry could be dependent upon the pricing of precious metals, which is beyond our control; (20) our current customers may potentially perceive us as a competitor in the finished jewelry business; (21) if the e-commerce opportunity changes dramatically or if e-commerce technology or providers change their models, our results of operations may be adversely affected; (22) a failure of our information technology infrastructure or a failure to protect confidential information of our customers and our network against security breaches could adversely impact our business and operations; (23) if we fail to evaluate, implement, and integrate strategic acquisition or disposition opportunities successfully, our business may suffer; (24) governmental regulation and oversight might adversely impact our operations; and (25) some anti-takeover provisions of our charter documents may delay or prevent a takeover of our company, in addition to the other risks and uncertainties described in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 and subsequent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

4

Contacts:

Clint J. Pete

Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Jenny Kobin

Investor Relations

800-695-0650

IR@charlesandcolvard.com

-Financial Tables Follow-

5

Appendix A

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Year Ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)
Net sales	$4,430,460	$7,607,700	$29,189,020	$32,244,109
Costs and expenses:
Cost of goods sold	2,621,138	4,241,982	21,200,207	17,352,167
Sales and marketing	1,533,956	2,083,005	9,443,244	7,983,506
General and administrative	1,313,855	1,123,806	4,861,297	4,640,810
Research and development	-	647	-	2,069
Total costs and expenses	5,468,949	7,449,440	35,504,748	29,978,552
(Loss) Income from operations	(1,038,489)	158,260	(6,315,728)	2,265,557
Other income (expense):
Interest income	11,908	11,022	158,091	11,022
Interest expense	(348)	(1,213)	(884)	(2,198)
Loss on foreign currency exchange	(770)	(33)	(1,829)	(344)
Other expense	-	-	-	(13)
Total other income, net	10,790	9,776	155,378	8,467
(Loss) Income before income taxes	(1,027,700)	168,036	(6,160,350)	2,274,024
Income tax (expense) benefit	(493)	(6,122)	(1,733)	1,443
Net (loss) income	$(1,028,193)	$161,914	$(6,162,083)	$2,275,467

Net (loss) income per common share:
Basic	$(0.04)	$0.01	$(0.22)	$0.10
Diluted	$(0.04)	$0.01	$(0.22)	$0.10

Weighted average number of shares used in computing net (loss) income per common share:
Basic	28,699,767	22,986,531	28,644,133	21,860,699
Diluted	28,699,767	23,670,417	28,644,133	22,111,223

6

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2020	June 30, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,993,032	$12,465,483
Restricted cash	624,202	541,062
Accounts receivable, net	670,718	1,962,471
Inventory, net	7,443,257	11,909,792
Prepaid expenses and other assets	1,177,860	989,559
Total current assets	23,909,069	27,868,367
Long-term assets:
Inventory, net	23,190,702	21,823,928
Property and equipment, net	999,061	1,026,098
Intangible assets, net	170,151	97,373
Operating lease right-of-use asset	584,143	-
Other assets	51,461	330,615
Total long-term assets	24,995,518	23,278,014
TOTAL ASSETS	$48,904,587	$51,146,381

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,748,235	$3,279,548
Operating lease liabilities	622,493	-
Current maturity of long-term debt	193,000	-
Accrued expenses and other liabilities	1,922,332	1,418,232
Total current liabilities	6,486,060	4,697,780
Long-term liabilities:
Long-term debt	772,000	-
Noncurrent operating lease liabilities	203,003	-
Deferred rent	-	236,745
Accrued income taxes	7,947	6,214
Total long-term liabilities	982,950	242,959
Total liabilities	7,469,010	4,940,739
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 28,949,410 and 28,027,569 shares issued and outstanding at June 30, 2020 and 2019, respectively	54,342,864	54,342,864
Additional paid-in capital	25,880,165	24,488,147
Accumulated deficit	(38,787,452)	(32,625,369)
Total shareholders’ equity	41,435,577	46,205,642
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$48,904,587	$51,146,381

7

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2020	2019
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(6,162,083)	$2,275,467
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	490,235	481,319
Stock-based compensation	459,538	502,805
Provision for uncollectible accounts	8,788	27,056
(Recovery of) Provision for sales returns	(42,000)	98,000
Inventory write-off	5,863,991	393,000
Provision for accounts receivable discounts	3,751	6,275
Changes in operating assets and liabilities:
Accounts receivable	1,321,214	(328,080)
Inventory	(2,764,230)	(2,298,182)
Prepaid expenses and other assets, net	490,438	(14,144)
Accounts payable	468,687	(891,404)
Deferred rent	-	(156,306)
Accrued income taxes	1,733	21,706
Accrued expenses and other liabilities	109,123	799,287
Net cash provided by operating activities	249,185	916,799

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(458,854)	(361,440)
Payments for intangible assets	(77,122)	(64,319)
Net cash used in investing activities	(535,976)	(425,759)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	965,000	-
Issuance of common stock, net of offering costs	932,480	9,058,568
Stock option exercises	-	63,751
Net cash provided by financing activities	1,897,480	9,122,319

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	1,610,689	9,613,359
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF YEAR	13,006,545	3,393,186
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF YEAR	$14,617,234	$13,006,545

Reconciliation to Condensed Consolidated Balance Sheets:	June 30,2020	June 30, 2019
Cash and cash equivalents	$13,993,032	$12,465,483
Restricted cash	624,202	541,062
	$14,617,234	$13,006,545

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$884	$2,198
Cash paid during the year for taxes	$2,050	$5,764

8

Appendix B

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

The Company evaluates the financial performance of its segments based on net sales; product line gross profit, or the excess of product line sales over product line cost of goods sold; and operating (loss) income. The Company’s product line cost of goods sold is defined as product cost of goods sold, excluding non-capitalized expenses from the Company’s manufacturing and production control departments, comprising personnel costs, depreciation, rent, utilities, and corporate overhead allocations; freight out; inventory valuation allowance adjustments; and other inventory adjustments, comprising costs of quality issues, damaged goods, and inventory write-downs.

The Company allocates certain general and administrative expenses between its Online Channels segment and its Traditional segment primarily based on net sales and number of employees to arrive at segment operating (loss) income. Unallocated expenses remain in its Traditional segment.

Summary unaudited financial information by reportable segment for the three months ended June 30, 2020 is as follows:

	Three Months Ended June 30, 2020
	Online Channels	Traditional	Total
Net sales
Finished jewelry	$2,636,333	$364,784	$3,001,117
Loose jewels	359,565	1,069,778	1,429,343
Total	$2,995,898	$1,434,562	$4,430,460

Product line cost of goods sold
Finished jewelry	$1,020,925	$192,340	$1,213,265
Loose jewels	131,213	537,818	669,031
Total	$1,152,138	$730,158	$1,882,296

Product line gross profit
Finished jewelry	$1,615,408	$172,444	$1,787,852
Loose jewels	228,352	531,960	760,312
Total	$1,843,760	$704,404	$2,548,164

Operating loss	$(311,606)	$(726,883)	$(1,038,489)

Depreciation and amortization	$46,347	$77,566	$123,913

Capital expenditures	$60,395	$3,634	$64,029

9

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

Summary unaudited financial information by reportable segment for the three months ended June 30, 2019 is as follows:

	Three Months Ended June 30, 2019
	Online Channels	Traditional	Total
Net sales
Finished jewelry	$2,978,950	$768,438	$3,747,388
Loose jewels	657,659	3,202,653	3,860,312
Total	$3,636,609	$3,971,091	$7,607,700

Product line cost of goods sold
Finished jewelry	$1,170,046	$528,020	$1,698,066
Loose jewels	226,320	1,591,149	1,817,469
Total	$1,396,366	$2,119,169	$3,515,535

Product line gross profit
Finished jewelry	$1,808,904	$240,418	$2,049,322
Loose jewels	431,339	1,611,504	2,042,843
Total	$2,240,243	$1,851,922	$4,092,165

Operating income (loss)	$250,539	$(92,279)	$158,260

Depreciation and amortization	$48,874	$76,633	$125,507

Capital expenditures	$6,400	$17,770	$24,170

10

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

Summary unaudited financial information by reportable segment for the year ended June 30, 2020 is as follows:

	Year Ended June 30, 2020
	Online Channels	Traditional	Total
Net sales
Finished jewelry	$13,680,440	$3,097,188	$16,777,628
Loose jewels	2,944,100	9,467,292	12,411,392
Total	$16,624,540	$12,564,480	$29,189,020

Product line cost of goods sold
Finished jewelry	$5,760,413	$1,709,377	$7,469,790
Loose jewels	1,198,275	4,863,911	6,062,186
Total	$6,958,688	$6,573,288	$13,531,976

Product line gross profit
Finished jewelry	$7,920,027	$1,387,811	$9,307,838
Loose jewels	1,745,825	4,603,381	6,349,206
Total	$9,665,852	$5,991,192	$15,657,044

Operating loss	$(249,016)	$(6,066,712)	$(6,315,728)

Depreciation and amortization	$177,703	$312,532	$490,235

Capital expenditures	$305,570	$153,284	$458,854

11

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

Summary financial information by reportable segment for the year ended June 30, 2019 is as follows:

	Year Ended June 30, 2019
	Online Channels	Traditional	Total
Net sales
Finished jewelry	$12,641,687	$2,815,656	$15,457,343
Loose jewels	3,697,069	13,089,697	16,786,766
Total	$16,338,756	$15,905,353	$32,244,109

Product line cost of goods sold
Finished jewelry	$5,220,551	$1,638,561	$6,859,112
Loose jewels	1,583,404	6,659,426	8,242,830
Total	$6,803,955	$8,297,987	$15,101,942

Product line gross profit
Finished jewelry	$7,421,136	$1,177,095	$8,598,231
Loose jewels	2,113,665	6,430,271	8,543,936
Total	$9,534,801	$7,607,366	$17,142,167

Operating income	$1,643,552	$622,005	$2,265,557

Depreciation and amortization	$172,819	$308,500	$481,319

Capital expenditures	$69,975	$291,465	$361,440

12

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

An unaudited reconciliation of the Company’s total product line cost of goods sold by reportable segment to its cost of goods sold as reported in the unaudited consolidated financial statements for each applicable period presented herein is as follows:

	Three Months Ended June 30, 2020	Year Ended June 30, 2020
Product line cost of goods sold by reportable segment	$1,882,296	$13,531,976
Non-capitalized manufacturing and production control expenses	339,457	1,443,698
Freight out	85,179	510,612
Inventory write-off	243,000	5,863,991
Other inventory adjustments	71,206	(150,070)
Consolidated cost of goods sold	$2,621,138	$21,200,207

	Three Months Ended June 30, 2019	Year Ended June 30, 2019
Product line cost of goods sold by reportable segment	$3,515,535	$15,101,942
Non-capitalized manufacturing and production control expenses	412,777	1,442,446
Freight out	149,545	578,772
Inventory write-off	16,000	393,000
Other inventory adjustments	148,125	(163,993)
Consolidated cost of goods sold	$4,241,982	$17,352,167

13